               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                 OF IgX CORP.
                            a Delaware corporation

         IgX Corp., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

         A. The Corporation filed its original Certificate of Incorporation (the "Original Certificate") with the Delaware Secretary of State on February 11, 1992.

         B. The Corporation amended the Original Certificate by filing a Certificate of Determination of Rights and Preferences of Series A Preferred Stock of IgX Corp., a Delaware corporation, on August 3, 1992.

         C. The Corporation further amended the Original Certificate by filing a Certificate of Amendment with the Delaware Secretary of State on September 23, 1993.

         D. This Amended and Restated Certificate of Incorporation (the "Amended and Restated Certificate") amends and restates the provisions of the Original Certificate, as amended and as heretofore in effect, and was duly adopted by the directors and stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

         E. The text of the Original Certificate as heretofore amended and in effect is hereby amended and restated in its entirety to read as set forth herein:

                                  ARTICLE I.

                   The name of this Corporation is IgX Corp.

                                  ARTICLE II.

         The address of the registered office of the Corporation in the State of Delaware is 15 East North Street, Post Office Box 899, County of Kent, Dover, Delaware, 19903-0899. The name of its registered agent at such address is Incorporating Services, Ltd.

                                 ARTICLE III.

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV.

         A. Classes of Stock. This Corporation is authorized to issue three classes of stock to be designated, respectively, "Common Stock," "Series A Preferred Stock" and "Series B Preferred Stock." The total number of shares which the Corporation is authorized to issue is 20,575,000 shares. 15,000,000 shares shall be Common Stock, $0.001 par value per share; 3,700,001 shares shall be Series A Preferred Stock, $0.001 par value per share; and 1,874,999 shares shall be Series B Preferred Stock, $0.001 par value per share.

         B. Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, restrictions and other matters relating to the Series A Preferred Stock and Series B Preferred Stock are as follows:

                  1. Dividend Provisions. Subject to the rights of series of Preferred Stock which may from time to time come into existence, the holders of shares of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this Corporation) on the Common Stock of this Corporation an amount equal to that paid on any other outstanding shares of this Corporation, payable quarterly when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

                  Unless full dividends on the Series A Preferred Stock and Series B Preferred Stock for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart: (A) no dividend whatsoever (other than a dividend payable solely in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock) shall be paid or declared, and no distribution shall be made, on any Common Stock, and (B) no shares of Common Stock shall be purchased, redeemed, or acquired by the Corporation and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock held by employees, officers, directors, consultants or other persons performing services for the Corporation or any wholly-owned subsidiary (including, but not by way of limitation, distributors and sales representatives) that are subject to restrictive stock purchase agreements under which the Corporation has the option to repurchase such shares at cost upon the occurrence of certain events, such as the termination of employment.

                  2. Liquidation Preference.


                                     -2-

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                           (a)  In the event of any liquidation, dissolution or
winding up of this Corporation, either voluntary or involuntary, subject to the rights of series of Preferred Stock that may from time to time come into existence, the holders of Series A Preferred Stock and Series B Preferred
Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to (i) the sum of $1.2276 for each outstanding share of Series A Preferred Stock (the "Original Series A Issue Price") plus an amount equal to 10% of the Original Series A Issue Price for each 12 months that has passed since the date of issuance of any Series A Preferred Stock (such amount being referred to herein as the "Premium") and (ii) the sum of $6.4121 for each outstanding share of Series B Preferred Stock (the "Original Series B Issue Price"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of series of Preferred Stock that may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and Series B
Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                           (b)  Upon the completion of the distribution required
by subparagraph (a) of this Section 2 and any other distribution that may be required with respect to series of Preferred Stock that may from time to time come into existence, if assets remain in this Corporation, the holders of the Common Stock of this Corporation shall receive all of the remaining assets of this Corporation.

                           (c)  (i)  For purposes of this Section 2, a
liquidation, dissolution or winding up of this Corporation shall be deemed to be occasioned by, or to include, (A) the acquisition of the Corporation by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but, excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation); or (B) a sale of all or substantially all of the assets of the Corporation; unless the Corporation's stockholders of record as constituted immediately prior to such acquisition or sale will, immediately after such acquisition or sale (by virtue of securities issued as consideration for the Corporation's acquisition or sale or otherwise) hold at least 50% of the voting power of the surviving or acquiring entity.

                               (ii)  In any of such events, if the consideration
received by the Corporation is other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

                                     (A) Securities not subject to investment
letter or other similar restrictions on free marketability covered by (B) below:

                                         (1) If traded on a securities exchange
or through NASDAQ-NMS, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty-day period ending three (3) days prior to the closing;

                                         (2) If actively traded over-the-
counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three
(3) days prior to the closing; and

                                         (3) If there is no active public
market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                                     (B) The method of valuation of securities
subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2) or (3) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.

                              (iii)  In the event the requirements of this
subsection 2(c) are not complied with, this Corporation shall forthwith either:

                                     (A) cause such closing to be postponed
until such time as the requirements of this Section 2 have ben complied with; or

                                     (B) cancel such transaction, in which
event the rights, preferences and privileges of the holders of the Series A Preferred Stock and the Series B Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(c)(iv) hereof.

                               (iv)  The Corporation shall give each holder of
record of Series A Preferred Stock and Series B Preferred Stock written notice of such impending transaction not later than fifteen (15) days prior to the stockholders' meeting called to approve such transaction, or fifteen (15) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than fifteen (15) days after the Corporation has given the first notice provided for herein or sooner than ten (10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of Preferred Stock that are entitled to such notice rights or similar notice rights and that represent at least a majority of the voting power of all then outstanding shares of such Preferred Stock.

                  3. Conversion. The holders of the Series A Preferred Stock and Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                           (a) Right to Convert. Each share of Series A
Preferred Stock and Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price or Original Series B Issue Price by the Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price and the initial Conversion Price per share for Series B Preferred Stock shall be the Original Series B Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock and Series B Preferred Stock shall be subject to adjustment as set forth in subsection 3(d).

                           (b) Automatic  Conversion. Each share of Series A
Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such Series A Preferred Stock or Series B Preferred Stock immediately upon the earlier of (i) except as provided below in subsection 3(c), the Corporation's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which was not less than $7.00 per share (adjusted to reflect subsequent stock dividends, stock splits or recapitalization) or (ii) the date specified by written consent or agreement of the holders of 85% of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock.

                           (c) Mechanics of Conversion. Before any holder of
Series A Preferred Stock or Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series A Preferred Stock or Series B Preferred Stock, and shall give written notice to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock or Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock or Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, the conversion may, at the option of any holder tendering Series A Preferred Stock or Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series A Preferred Stock or Series B

Preferred Stock shall not be deemed to have converted such Series A Preferred Stock or Series B Preferred Stock until immediately prior to the closing of such sale of securities.

                           (d) Conversion Price Adjustments of Preferred Stock
for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series A Preferred Stock and Series B Preferred Stock shall be subject to adjustment from time to time as follows:

                               (i)  (A)  If the Corporation shall issue, after
the date upon which any shares of Series A Preferred Stock and Series B Preferred Stock were first issued (the "Purchase Date" with respect to such series), any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to the price paid per share for such Additional Stock.

                                    (B)  No adjustment of the Conversion Price
for the Series A Preferred Stock or Series B Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                                    (C)  In the case of the issuance of Common
Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                    (D)  In the case of the issuance of the
Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                                    (E)  In the case of the issuance (whether
before, on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 3(d)(i) and subsection 3(d)(ii):

                                    (1)  The aggregate maximum number of shares
of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(d)(i)(C) and (d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                    (2)  The aggregate maximum number of shares
of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(d)(i)(C) and (d)(i)(D)).

                                    (3)  In the event of any change in the
number of shares of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock or Series B Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                    (4)  Upon the expiration of any such options
or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock or the Series B Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                    (5)  The number of shares of Common Stock
deemed issued and the consideration deemed paid therefor pursuant to subsections 3(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(d)(i)(E)(3) or (4).

                               (ii) "Additional Stock" shall mean any shares of
Common Stock issued (or deemed to have been issued pursuant to subsection 3(d)(i)(E)) by this Corporation after the Purchase Date other than

                                    (A)  Common Stock issued pursuant to a
transaction described in subsection 3(d)(iii) hereof,

                                    (B)  The reissuance on one or more occasions
of up to 1,048,357 shares of Common Stock to employees consultants, directors or vendors of this Corporation directly or pursuant to stock options in place of options outstanding as of the date hereof in like amount issued by this Corporation or IgX Limited.

                                    (C)  Common Stock issuable or issued upon
conversion of Series A Preferred Stock or Series B Preferred Stock,

                                    (D)  Common Stock or other securities issued
in connection with a bona fide business acquisition or strategic alliance by the Corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise,

                                    (E)  shares of Common Stock issued or
issuable (I) in a public offering before or in connection with which all outstanding shares of Series A Preferred Stock and Series B Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering.

                              (iii) In the event the Corporation should at any
time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock and the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in subsection 3(d)(i)(E).

                               (iv) If the number of shares of Common
Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock and the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

                          (e)  Other Distributions. In the event this
Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(d)(iii), then, in each such case for the purpose of this subsection 3(e), the holders of the Series A Preferred Stock and Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Series A Preferred Stock or Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

                          (f)  Recapitalizations. If at any time or from time to
time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3 or Section 2) provision shall be made so that the holders of the Series A Preferred Stock and Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock or the Series B Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series A Preferred Stock and the Series B Preferred
Stock after the recapitalization to the end that the provisions of this
Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock or the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                          (g)  No Impairment. This Corporation will not, by
amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock and the Series B Preferred Stock against impairment.

                          (h)  No Fractional Shares and Certificate as to
Adjustments.

                               (i)   No fractional shares shall be issued upon
the conversion of any share or shares of the Series A Preferred Stock or the Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock or Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                               (ii)  Upon the occurrence of each adjustment or
readjustment of the Conversion Price of Series A Preferred Stock or Series B Preferred Stock pursuant to this Section 3, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock and Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock or Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock or Series B Preferred Stock.

                          (i)  Notices of Record Date. In the event of any
taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series A Preferred Stock and Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                          (j)  Reservation of Stock Issuable Upon Conversion.
This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock and Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock and Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock and Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this certificate.

                          (k) Notices. Any notice required by the provisions
of this Section 3 to be given to the holders of shares of Series A Preferred Stock or Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

                          (l)  Special Adjustment to Series B Preferred Stock.

                                (i) In the event that on or prior to December
31, 1998, the Company shall issue additional shares of Common Stock in its initial Public Offering, or in connection with a private sale, in any one transaction or series of related transactions, of more than 50% of its voting stock (determined after the consummation thereof), to a single person or group of persons acting together (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (a "Private Sale"), for a consideration per share of Common Stock of less than $8.9770, then immediately prior to the closing of the sale of securities such Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest 1/10,000th) equal to 57.14% of such consideration per share.

                               (ii) In the event that on or prior to
December 31, 1999, the Company shall issue additional shares of Common Stock in its initial Public Offering or a Private Sale, for a consideration per share of Common Stock of less than $15.7098, then immediately prior to the closing of the sale of securities such Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest
1/10,000th) equal to 32.65% of such consideration per share.

                              (iii) In the event on or prior to December
31, 2000 that the Company shall issue additional shares of Common Stock in its initial Public Offering or a Private Sale, for a consideration per share of Common Stock of less than $27.4921, then immediately prior to the closing of the sale of securities such Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest 1/10,000th) equal to 18.66% of such consideration per share.

                               (iv) In the event that, prior to December
31, 2000, the Company has not consummated a Public Offering or a Private Sale, then, effective as of such date, the Series B Conversion Price shall be reduced to 18.66% of the Current Market Price of the shares of Common Stock of the Company.

                  4. Voting Rights. The holder of each share of Series A Preferred Stock and Shares B Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock or Series B Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Series A Preferred Stock or Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

                  5. Protective Provisions. Subject to the rights of series of Preferred Stock which may from time to time come into existence, so long as any shares of Series A Preferred Stock or Series B Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of 85% of the then outstanding shares of Series A Preferred Stock and Series B Preferred
Stock:

                           (a)  sell, convey, or otherwise dispose of or
encumber all or substantially all of its property or business or merge into or consolidate with any other Corporation (other than a wholly-owned subsidiary Corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of;

                           (b)  alter or change the rights, preferences or
privileges of the shares of Series A Preferred Stock or Series B Preferred Stock so as to affect adversely the shares;

                           (c)  increase or decrease (other than by redemption
or conversion) the total number of authorized shares of Series A Preferred Stock or Series B Preferred Stock;

                           (d)  issue, or obligate itself to issue, any other
equity security, including any other security convertible into or exercisable for any equity security (i) having a preference over, or being on a parity with, the Series A Preferred Stock or the Series B Preferred Stock with respect to voting, dividends or upon liquidation, or (ii) having rights similar to any of the rights of the Series A Preferred Stock or the Series B Preferred Stock under this Section 5;

                           (e)  redeem, purchase or otherwise acquire (or pay
into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to (i) the repurchase of shares of Common Stock from employees, officers, directors, consultants or other persons performing services for the Company or any subsidiary pursuant to agreements under which the Company has the option to repurchase such shares at cost or at cost upon the occurrence of certain events, such as the termination of employment; or

                           (f)  amend the Corporation's Certificate of
Incorporation or Bylaws.

                  6. Status of Converted or Redeemed Stock. In the event any shares of Series A Preferred Stock or Series B Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 4 hereof, the shares so converted or redeemed shall be cancelled and shall not be issuable by the Corporation. The Certificate of Incorporation of this Corporation shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

         C.       Common Stock.

                  1. Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                  2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV hereof.

                  3. Redemption. The Common Stock is not redeemable.

                  4. Voting Rights. The holder of each share of Common Stock shall have the right to one vote, and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.

                                  ARTICLE V.

         The Corporation shall have perpetual existence.

                                  ARTICLE VI.

         Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                 ARTICLE VII.

         The number of directors of the Corporation shall be fixed from time to time by a Bylaw or amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                 ARTICLE VIII.

         Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE IX.

         Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                  ARTICLE X.

         A. Exculpation. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentionally misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the Corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

         B. Indemnification. To the extent permitted by applicable law, this Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory) with respect to actions for breach of duty to the Corporation, its stockholders and others.

         C. Effect of Repeal or Modification. Any repeal or modification of any of the foregoing provisions of this Tenth Article shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

                                  ARTICLE XI.

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation.

                                 ARTICLE XII.

         The Corporation shall not be subject to the provisions of Section 203 of the Delaware General Corporation Law.

         We further declare under penalty of perjury under the laws of the State of Delaware that the statements contained in the foregoing Amended and Restated Certificate of Incorporation of IgX Corp. are true and correct of our own knowledge.

Dated: December 24, 1997

                                                     /s/ Albert J. Henry
                                                     ---------------------------
                                                     Albert J. Henry, Chairman

                                                     /s/ Kenneth D. Polin
                                                     ---------------------------
                                                     Kenneth D. Polin, Secretary